Exhibit 99.1

Corporate Headquarters	Contact:	Scott Dvorak
P.O 64683		Investor Relations
St. Paul, Minnesota 55164-0683		651-236-5150

NEWS	For Immediate Release	June 22, 2004

Note: H.B. Fuller will host a conference call June 23, 2004 at 9:30 a.m. central time (10:30 a.m. eastern time). The call can be heard live over the Internet at H.B. Fuller’s website at http://www.hbfuller.com under the section shareholder information or at www.streetevents.com. A replay is also available.

H.B. Fuller Reports Second Quarter Results

ST. PAUL, Minn. - H.B. Fuller Company (NYSE: FUL) today reported operating results for the second quarter that ended May 29, 2004.

Second quarter net income was $11.7 million or $0.41 per share (diluted). Last year’s second quarter net income as reported was $9.8 million or $0.34 per share (diluted), which included $0.09 per share (diluted) of net charges for severance and other costs related to the restructuring initiative announced in the early part of 2002. Also included in last year’s second quarter net income was $0.05 per share (diluted) tax benefit in Europe from the company’s long-term investment in tax planning initiatives. Excluding the special charges related to the restructuring initiative, last year’s second quarter net income totaled $12.3 million or $0.43 per share (diluted).

		Net income	EPS (diluted)
As reported	Q2, 2004	$11.7 million	$0.41
	Q2, 2003	$9.8 million	$0.34
	Change	19.8%	20.6%

		Net income	EPS (diluted)
Excluding special items related to the restructuring initiative in 2003	Q2, 2004	$11.7 million	$0.41
	Q2, 2003	$12.3 million	$0.43
	Change	-4.7%	-4.7%

Second Quarter Net Revenue

Net revenue for the second quarter of 2004 was $ 363.1 million, an 11.9 percent increase from the second quarter of 2003. Improved volumes and positive currency effects contributed to increases of 6.4 percent and 3.9 percent, respectively. The acquisition announced earlier this year accounted for an increase in revenues of 2.6 percent and reduced pricing caused a decrease of 1.0 percent.

Second Quarter Segment Net Revenue

•	Global Adhesives’ net revenue increased 12.8 percent compared to last year.

•	Volume increased 5.9 percent.

•	Prices decreased 1.5 percent.

•	Currency had a positive impact of 4.6 percent.

•	Acquisition had a positive impact of 3.8 percent.

•	Full-Valu / Specialty Group’s net revenue increased 9.9 percent compared to last year.

•	Volume increased 7.6 percent.

•	Prices increased 0.2 percent.

•	Currency had a positive impact of 2.1 percent.

Al Stroucken, CEO, said, “We are pleased to see our volumes increasing at a solid pace. To continue the positive trend in our operating income we will need to focus on passing through the raw material increases we are facing.”

Six Month Results

For the first six months of 2004, net income was $16.3 million or $0.56 per share (diluted). For the same period last year, net income was $13.0 million, or $0.45 per share (diluted), which included $0.19 per share (diluted) of charges for severance and other costs relating to the restructuring initiative. Also included in last year’s period net income was $0.05 per share (diluted) tax benefit in Europe from the company’s long-term investment in tax planning initiatives. Excluding the special charges related to the restructuring initiative, last year’s first six months net income was $18.6 million or $0.65 per share (diluted).

	Six Months	Net income	EPS (diluted)
As reported	YTD, 2004	$16.3 million	$0.56
	YTD, 2003	$13.0 million	$0.45
	Change	25.4%	24.4%

	Six Months	Net income	EPS (diluted)
Excluding special items related to the restructuring initiative in 2003	YTD, 2004	$16.3 million	$0.56
	YTD, 2003	$18.6 million	$0.65
	Change	-12.2%	-13.8%

Net revenue for the first six months of 2004 was $681.6 million, a 10.1 percent increase from the first six months of 2003. Improved volumes and positive currency effects contributed to increases of 5.1 percent and 4.5 percent, respectively. The acquisition announced earlier this year accounted for an increase in revenues of 1.4 percent and reduced pricing caused a decrease of 0.9 percent.

Some of the information presented above reflects adjustments to ‘As reported’ results to exclude certain special items related to the company’s restructuring initiative. This adjusted information should not be construed as an alternative to the reported results determined in accordance with accounting principles generally accepted in the United States of America. It is provided solely to assist in an investor’s understanding of the impact of the special items on the comparability of the company’s operations. A reconciliation of the company’s results excluding the special items related to the company’s restructuring initiatives and the company’s reported results is provided in the accompanying consolidated financial information.

Safe Harbor for Forward-Looking Statement

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; product mix; availability and price of raw materials; the company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations (particularly with respect to the euro, the British pound, the Japanese yen, the Australian and Canadian dollars, the Argentine peso and the Brazilian real); the effect of new accounting pronouncements and accounting charges and credits, and similar matters. Further information about the various risks and uncertainties can be found in the company’s SEC 10-K filing of February 25, 2004 and 10-Q filing of April 6, 2004. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the company and the regions where the company does business makes it difficult to determine with certainty the increases or decreases in sales resulting from changes in the volume of products sold, currency impact, changes in product mix and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included. References to volume changes include volume and product mix changes, combined.

H.B. Fuller Company is a worldwide manufacturer and marketer of adhesives, sealants, coatings, paints and other specialty chemical products, with fiscal 2003 net sales of $1,287 million. Common stock is traded on the NYSE exchange under the symbol FUL. For more information about the Company, visit their website at: http://www.hbfuller.com.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended May 29, 2004	13 Weeks Ended May 31, 2003
Net revenue	$363,063	$324,481
Cost of sales	(262,517)	(234,909)

Gross profit	100,546	89,572

Selling, general and administrative expenses	(77,731)	(73,129)
Interest expense	(3,638)	(3,602)
Other expense, net	(2,150)	(614)

Income before income taxes, minority interests and income from equity investments	17,027	12,227

Income taxes	(5,449)	(2,664)

Minority interests in consolidated income	(233)	(292)

Income from equity investments	352	495

Net Income	$11,697	$9,766

Basic income per common share	$0.41	$0.35

Diluted income per common share	$0.41	$0.34

Weighted-average common shares outstanding:
Basic	28,402	28,223
Diluted	28,853	28,648

Selected Balance Sheet Information (subject to change prior to filing of the Company’s Quarterly Report on Form 10-Q)

	May 29, 2004	November 29, 2003	May 31, 2003
Inventory	$154,255	$146,571	$155,949
Trade accounts receivable, net	248,961	239,593	222,882
Trade accounts payable	131,569	117,001	112,374
Total assets	1,045,178	1,007,588	1,004,841
Long-term debt, including current installments	161,714	162,430	168,567

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended May 29, 2004	13 Weeks Ended - May 31, 2003
		As Reported	Special Items	Excluding Special Items
Net revenue	$363,063	$324,481	$—	$324,481
Cost of sales	(262,517)	(234,909)	(1,609)	(233,300)

Gross profit	100,546	89,572	(1,609)	91,181

Selling, general and administrative expenses	(77,731)	(73,129)	(1,581)	(71,548)
Interest expense	(3,638)	(3,602)	—	(3,602)
Other expense, net	(2,150)	(614)	—	(614)

Income before income taxes, minority interests and income from equity investments	17,027	12,227	(3,190)	15,417

Income taxes	(5,449)	(2,664)	683	(3,347)

Minority interests in consolidated income	(233)	(292)	—	(292)

Income from equity investments	352	495	—	495

Net Income	$11,697	$9,766	$(2,507)	$12,273

Basic income (loss) per common share	$0.41	$0.35	$(0.09)	$0.43

Diluted income (loss) per common share	$0.41	$0.34	$(0.09)	$0.43

Weighted-average common shares outstanding:
Basic	28,402	28,223	28,223	28,223
Diluted	28,853	28,648	28,648	28,648

The information presented above reflects adjustments to ‘As Reported’ results to exclude certain special items related to the Company’s restructuring initiative. This adjusted information should not be construed as an alternative to the reported results determined in accordance with accounting principles generally accepted in the United States of America. It is provided solely to assist in an investor’s understanding of the impact of the special items on the comparability of the Company’s operations.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	26 Weeks Ended May 29, 2004	26 Weeks Ended May 31, 2003
Net revenue	$681,637	$619,069
Cost of sales	(495,313)	(447,349)

Gross profit	186,324	171,720

Selling, general and administrative expenses	(153,140)	(144,073)
Interest expense	(7,202)	(7,367)
Other expense, net	(3,084)	(3,294)

Income before income taxes, minority interests and income from equity investments	22,898	16,986

Income taxes	(7,327)	(4,298)

Minority interests in consolidated income	(113)	(550)

Income from equity investments	853	874

Net Income	$16,311	$13,012

Basic income per common share	$0.57	$0.46

Diluted income per common share	$0.56	$0.45

Weighted-average common shares outstanding:
Basic	28,374	28,212
Diluted	28,870	28,654

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	26 Weeks Ended May 29, 2004	26 Weeks Ended - May 31, 2003
		As Reported	Special Items	Excluding Special Items
Net revenue	$681,637	$619,069	$—	$619,069
Cost of sales	(495,313)	(447,349)	(3,436)	(443,913)

Gross profit	186,324	171,720	(3,436)	175,156

Selling, general and administrative expenses	(153,140)	(144,073)	(4,216)	(139,857)
Interest expense	(7,202)	(7,367)	—	(7,367)
Other expense, net	(3,084)	(3,294)	—	(3,294)

Income before income taxes, minority interests and income from equity investments	22,898	16,986	(7,652)	24,638

Income taxes	(7,327)	(4,298)	2,092	(6,390)

Minority interests in consolidated income	(113)	(550)	—	(550)

Income from equity investments	853	874	—	874

Net Income	$16,311	$13,012	$(5,560)	$18,572

Basic income (loss) per common share	$0.57	$0.46	$(0.20)	$0.66

Diluted income (loss) per common share	$0.56	$0.45	$(0.19)	$0.65

Weighted-average common shares outstanding:
Basic	28,374	28,212	28,212	28,212
Diluted	28,870	28,654	28,654	28,654

The information presented above reflects adjustments to ‘As Reported’ results to exclude certain special items related to the Company’s restructuring initiative. This adjusted information should not be construed as an alternative to the reported results determined in accordance with accounting principles generally accepted in the United States of America. It is provided solely to assist in an investor’s understanding of the impact of the special items on the comparability of the Company’s operations.